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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 1998
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                               SAPIENT CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                0-28074                                               04-3130648
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       (Commission File Number)                (IRS Employer Identification No.)

   One Memorial Drive,  Cambridge, MA                                      02142
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(Address of principal executive offices)                              (Zip Code)

                                 (617) 621-0200
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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 Item 5.   Other Events


     Sapient's revenues and net income for the one month period ended January 31, 1998 were $9.3 million and $1.2 million, respectively. On December 15, 1997 Sapient acquired all of the outstanding common stock of EXOR Technologies, Inc. in exchange for 611,738 shares of Sapient common stock. Such transaction has been accounted for as a pooling of interests. The revenue and net income amounts set forth above include at least 30 days of combined operations of Sapient and EXOR. This information is reported for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. This information is not necessarily indicative of the results of operations for Sapient's first quarter ending March 31, 1998 or the fiscal year ending December 31, 1998.













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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 SAPIENT CORPORATION

Date: March 17, 1998                             By: /s/ Susan D. Johnson
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                                                     Susan D. Johnson
                                                     Chief Financial Officer
















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